SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 25, 2013

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, VA 23452

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 30, 2013, the Registrant filed a Form 8-K (the “Original 8-K”) to report that WHLR-Forrest Gallery, LLC, a Delaware limited liability company that is a wholly owned subsidiary of Wheeler REIT, L.P., a Virginia limited partnership of which the Registrant is the sole general partner, had entered into an Assignment of Purchase and Sale Agreement to acquire the Forrest Gallery Shopping Center on April 25, 2013. This amendment is being filed for the sole purpose of filing the financial statements and pro forma financial information required by Item 9.01 of Form 8-K, and should be read in conjunction with the Original 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired. *

Report of Independent Auditor

Statement of Revenues and Certain Operating Expenses for the Three Months Ended March 31, 2013 (Unaudited) and the Year Ended December 31, 2012

Notes to Statements of Revenues and Certain Operating Expenses for the Three Months Ended March 31, 2013 (Unaudited) and the Year Ended December 31, 2012

(b)	Pro forma financial information. **

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2013

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2013

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2012

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(c)	Shell company transactions.

Not Applicable

(d)	Exhibits.

23.1	Consent of Cherry Bekaert LLP

*	Filed as Exhibit 99.1 and incorporated herein by reference.
**	Filed as Exhibit 99.2 and incorporated herein by reference.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler Jon S. Wheeler Chairman and Chief Executive Officer

Dated: June 12, 2013